EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

                                  John A. Mason

         This Agreement ("Agreement"), which includes Exhibits "A", "B", "C" and "D" hereto, which are incorporated herein by reference, is made as of May 22, 2000, by and between Osicom Technologies, Inc., a New Jersey Corporation (the "Company"), having a principal place of business at 2800 28th Street, Suite 100, Santa Monica, California 90405, and John A. Mason (the "Employee"), having an address at

---------------------------------------.

W I T N E S S E T H

         WHEREAS, the Employee possesses substantial knowledge with respect to the industry in which the Company conducts its business by reason of his employment and may acquire further knowledge of such business by reason of his employment as hereinafter provided; and

         WHEREAS, it is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control or management. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interest of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a change of control or management of the Company.

         WHEREAS, the Company desires to procure the services of the Employee, and to secure the Employee's agreement not to compete and to treat as confidential and as the property of the Company certain information gained in the course of the Employee's employment by the Company both before and after the effective date of this Agreement, as the case may be, and the Employee is willing to continue in the employment of and to so agree with the Company, all upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Employee agree as follows:

         1. Employment. The Company agrees to employ the Employee, and the Employee accepts the employment, on the terms and conditions hereinafter set forth. During the term of employment hereunder, the Employee shall serve in such capacity as may from time to time be determined by or pursuant to authority granted by the Board of Directors of the Company, and during such term of employment, the Employee shall devote his best efforts, knowledge and skill and full time as required to the Company's business and affairs. "Full time" means 40 hours per week. Subject to the authority of the Board of Directors of the Company, the Company will employ the Employee in the capacity of Director of Strategic Planning.

         2. Term of Employment; Termination.

               2.1. The Employee agrees to work for the Company for a period of twenty-four (24) months commencing on the date of this Agreement. However, the Company may terminate the Employee's employment at any time, for any reason (or no reason), and with or Without Cause, by providing the Employee with seven (7) days' written notice. If employment continues following the end of the two
(2)-year term of this Agreement (the "Term"), it will continue on an "at-will" basis, which means that either the Employee or the Company may terminate the Employee's employment at any time, for any reason (or no reason), and with or Without Cause, by providing the other party with seven (7) days' written notice.

               2.2. If the Company terminates the Employee's employment Without Cause, or if the Employee resigns his employment for Good Reason, or if this Agreement terminates pursuant to paragraph 2.4 below, prior to the end of the Term, the Employee, or his legal representatives, as the case may be, shall receive: (i)





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all salary earned by the Employee through the last day of his employment; (ii)
continuation of the Employee's base salary for a period of two (2) years after the date of the termination of the Employee's employment; (iii) immediate vesting of all outstanding shares of the Employee's Company stock options, notwithstanding anything to the contrary in the agreement(s) granting such options; and (iv) the Company's right to repurchase shares, as provided in
Section 4.6 of this Agreement, and cancel unexercised options, as provided in the attached Exhibit C-1, terminates. However, if: (i) the Employee resigns at any time Without Good Reason; (ii) the Company terminates the Employee's employment for Cause prior to the end of the Term; or (iii) the Company terminates the Employee's employment for any reason, with or Without Cause, or if the Employee resigns with or Without Good Reason, after the end of the Term, the Employee will only be entitled to all compensation earned by him through the last day of his employment.

         For purposes of this Agreement "Cause" shall mean a good faith determination by the Board of Directors of the Company, following a reasonable factual investigation, of the occurrence of any one or more of the following events or circumstances: (i) Employee willfully engages in wrongful conduct that results in material damage to the Company; (ii) any willful and material failure to perform Employee's duties hereunder; (iii) Employee is convicted of a felony, including a plea of no contest, which is materially injurious to the Company
(iv) Employee engages in fraud or one or more acts of dishonesty which materially damages the Company; or (v) Employee materially breaches this Agreement or the Proprietary Information and Invention Agreement, which material breach results in serious damage to the Company. Provided, in the case of items
(i), (ii), and (v), such event or circumstance will not constitute Cause unless Employee has failed to cure such event or circumstance within 30 days after receipt by Employee of written notice thereof, such notice to be delivered to Employee within 90 days of such claimed act or breach specifically delineating each such claimed act or breach and setting forth the Company's intention to terminate the employment of the Employee if such breach is not remedied (the "Company Notice"); Provided, further, that if the specified breach cannot reasonably be remedied within such 30-day period and Employee commences reasonable steps within such 30-day period to remedy such breach, and diligently continues such steps thereafter until a remedy is effected, such breach shall not constitute "Cause" if such breach is remedied within 60 days after written notice from the Company. Further, no breach, act or failure to act on the Employee's part shall constitute "Cause" if such breach, act or failure to act resulted from the Employee's incapacity due to physical or mental illness or any such actual or anticipated breach, act or failure to act resulting from a resignation by the Employee for Good Reason. No act or failure to act on Employee's part shall be deemed "willful" unless it is done, or omitted to be done, by Employee not in good faith and such that a reasonable person would believe that the act, or failure to act, was not in the best interests of the Company. In determining whether the circumstances of Employee's termination was for "Cause", there shall be a presumption that it was not, and the burden of proving otherwise shall be on the Company.

         For purposes under this Agreement, "Good Reason" for Employee's resignation will exist if Employee resigns within sixty days of any of the following: (i) any reduction in Employee's base salary or bonus, if any, or the failure of the Company to pay such amounts when due; (ii) any material reduction in Employee's benefits; (iii) a change in Employee's position with the Company or a successor company which materially reduces Employee's duties or level of responsibility; (iv) a change in the Employee's duties or level of responsibility which prevents Employee from performing his duties or meeting his responsibilities; (v) failure by the Company to reimburse temporary living or other reasonable expenses; or (vi) any requirement that Employee's relocate his place of employment by more than thirty-five (35) miles from his then current office, provided such reduction, change or relocation is effected by the Company without his written consent. A resignation by Employee under any other circumstances or for any other reasons will be a resignation "Without Good Reason."

               2.3. If the Company terminates the Employee's employment Without Cause, or if the Employee resigns his employment for Good Reason, prior to the end of the Term of this Agreement, the attached Exhibit "A" will be executed by Employee and the Company within 5 business days following termination of Employee's employment.

               2.4. This Agreement shall automatically terminate in the event of the Employee's death or Permanent Disability. "Permanent Disability" is defined as physical or mental incapacity rendering the Employee unable to perform substantially all of his duties for a period of at least four (4) consecutive months or an aggregate of at least six (6) months over any twelve (12) month period. All covenants, agreements, representations,




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warranties contained or made pursuant to this Agreement and Exhibits hereto shall survive the termination of this Agreement pursuant to this paragraph 2.4.

        3. Compensation.

               3.1. Salary. As full compensation for the services to be rendered by the Employee hereunder and as consideration for the observance of the provisions of Section 4 hereof, the Company shall pay the Employee, and the Employee shall accept, a salary at the rate of One-Hundred Thirty Thousand and Nine Hundred Dollars ($130,900.00) per annum. Such salary shall be payable not less frequently than twice a month. In the event that the Employee's employment shall be terminated by death or Permanent Disability, the Employee, or his legal representatives, as the case may be, shall receive: (i) all salary earned by the Employee through the last day of his employment; (ii) a lump sum severance payment equal to two (2) years of his base salary; (iii) any outstanding temporary living, relocation and other expense reimbursements; and (iv) immediate vesting of all outstanding shares of the Employee's Company stock options, notwithstanding anything to the contrary in the agreement(s) granting such options; and (iv) the Company's right to repurchase shares, as provided in
Section 4.6 of this Agreement, and cancel unexercised options, as provided in the attached Exhibit C-1, terminates.

               3.2. Benefits. Participation in group life, medical, pension, profit sharing and other employee benefit plans (collectively hereinafter referred to as "Fringe Benefit Plans"), and other provisions of the Employee's employment not herein specifically provided for shall be consistent with that provided to senior executives of the Company, and thereafter his benefits shall be consistent with those provided to the Company's senior executives. Until the second anniversary of this agreement, Employee will be covered by Company's expense under plans of the Company related to health, medical and life insurance, if permitted by law and the existing terms of such plans. In the event the terms of such plans do not provide for continuation of coverage through and including May 22, 2002, Company will provide, entirely at its expense, Employee (and for purposes of health care coverage, Employee's family members who are "qualified beneficiaries", as such is defined in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA")), with coverage comparable to the coverage provided to Employee as of the date of this Agreement.

               3.3. Income Tax Indemnification. In the event that the Internal Revenue Service or other taxing authority determines that any amounts received by Employee constitute taxable income to the Employee rather than (i) expense reimbursements under an accountable reimbursement plan by the Company, or (ii) expense reimbursements for out of town travel, the Company will reimburse Employee, within 30 days of written notification from Employee of such determination and specification of the amounts due, the amount of any income tax and self-employment tax along with interest and penalties thereon required to be paid by the Employee. Such reimbursement will include the amounts of any incremental tax incurred as a result of the reimbursement. Employee agrees that he will take all reasonable steps necessary to prevent such a determination by the Internal Revenue Service or other taxing jurisdiction.

        4. Stock Options.

               4.1. Upon execution of this Agreement, any options to acquire common stock of the Company or any subsidiary held by the Employee (the "Options"), to the extent not previously vested, shall immediately vest and be exercisable, without regard to any vesting terms to the contrary contained in any plan or agreement pursuant to which such Options were granted and the options identified in paragraph 4.6 of this Agreement will be subject to Exhibit "C" attached hereto, the Stock Purchase Agreement. A schedule of Options subject to this Section 4, is attached hereto as Exhibit "B".

               4.2. The period for exercise of any Option shall not expire or terminate until the final expiration date set forth in the applicable plan or agreement pursuant to which any such Options were granted, regardless of Employee's change in status from officer, employee, consultant and/or director to consultant (full or part time), and regardless of any subsequent termination or expiration of this Agreement, the Exhibits hereto, or any option plans.

               4.3. If any term or provision of any option plan, or agreement heretofore entered into between the parties pursuant to such plan, conflicts with the terms hereof, then such term or provision is hereby waived




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and/or modified, to the fullest extent required to effectuate the intent of this
Section 4, to the extent permitted by law, and the Company shall take all such steps as are necessary to cause such conflicting term or provision to be waived, modified or amended in accordance herewith.

               4.4. In connection with the exercise of any or all Options, the Company will lend the holder, upon request, up to 100% of the purchase price for the shares purchased, any interest, plus any taxes that the Company is required to withhold upon the exercise thereof at a rate no less than the minimum applicable federal rate under the Internal Revenue Code to avoid imputed income. In the event Employee is not subject to withholding upon the taxable gain at exercise, the Company will lend 39% of the taxable gain to Employee in order that Employee have funds sufficient to pay any income and self-employment taxes due on the exercise of the Options. Any loan will be evidenced by a promissory note payable with accrued interest in 24 months from the date of the loan, and a pledge of the shares purchased. Alternatively, if the Company then has in effect another program to facilitate exercise of outstanding options held by other persons, that program will also be available with respect to the Options.

               4.5. Any existing or future programs that the Company develops for holders of outstanding options to reflect and adjust for corporate transactions, (including, without limitation, any and all dividends, distributions in cash, stock of other companies, property or grant and or forgiveness of loans or other obligations), will also be available with respect to the Options.

               4.6. Option Grant. The Company has granted Employee options to purchase 37,500 shares of the Company's common stock with an exercise price of Twenty-One Dollars and Eighty Cents ($21.80) per share. The term of such options are 10 years. Such option is immediately exercisable, but the purchased shares shall be subject to repurchase by the Company at the exercise price paid per share in the event that Employee's status with the Company changes prior to the term as defined in Section 2 of this agreement. The Employee shall vest, and the Company's repurchase right shall accordingly lapse, in the option shares in two successive equal annual installments upon completion of each year of service measured over the two-year period from February 1, 2000, the vesting commencement date for such options.

               4.7. Exercise of Option. The option grants made pursuant to
Section 4.6 above is subject to the Company's standard form of Stock Option Agreement (together with Notice of Grant), a copy of which is attached hereto as an exhibit, and which notice must be executed as a condition of the grant. Employee shall have the right to exercise his option while he remains employed by the Company by delivering a full recourse promissory note secured by a pledge of the shares purchased thereunder. If required under the laws of the Company's state of incorporation, Employee shall pay cash for the par value of the exercised option shares. Interest on the promissory note shall accrue at a rate no less than the minimum applicable federal rate under the Internal Revenue Code to avoid imputed income. The principal balance and interest shall be due in full on the earlier of (a) the second anniversary of the date the promissory note is executed or (b) twelve (12) months after the termination of Employee's employment, whichever first occurs. The note shall be subject to such other terms and conditions as may be agreed to by the Company and Employee. The principal balance of the note shall not exceed the aggregate option price payable for the purchased shares and any taxes due upon the exercise of the options.

               4.8. Registration of Shares. The Company will take all reasonable steps at its sole cost and expense to register on Form S-8 Employee's stock if acquired via exercise so that Employee can sell any vested shares of stock if he so chooses following the expiration of any applicable lock-up period. Nothing herein will be interpreted as requiring the Company to breach any rights regarding the registration of securities under the Securities Act of 1933.

        5. Effect of Change in Control.

               5.1 If a "Change in Control" takes place during the Term of this Agreement, the options shall automatically accelerate and immediately vest in full, whether or not the option is assumed as a result of the Change in Control and, notwithstanding anything to the contrary in the agreements granting such option. In addition, the Company's right to repurchase shares underlying exercised options and cancel unexercised options as provided in the attached Exhibit C-1 will lapse.





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               5.2 In the event that the acceleration of the vesting provided for and benefits otherwise payable to Employee under this Agreement constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, (the "Code"), or any comparable successor provision, or any applicable state income or franchise provision, the Company shall make an additional "gross up" payment to Employee, in an amount such that Employee will be left in the same economic position after imposition of such excise tax (and any income or self-employment tax imposed on the gross-up payment) as he would have been had such excise tax not been imposed.

         6. Change in Control. As used in this Agreement, "Change in Control" shall mean: (a) a merger or consolidation in which securities possessing at least fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company; (c) the individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the members of the Board; provided, however, that if the election or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or contests by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; (d) by a reverse merger in which the Company is the surviving corporation but the shares of its common stock immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (e) by a reorganization of the business of the Company which results in a material change in the business plan or business model or operations of the Company.

         7. No Solicitations. The Employee agrees that for a period of one (1) year following the termination of the Employee's employment for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee's behalf or on behalf of any other person or entity) for hire any employee or consultant of the Company.

         8. Corporate Opportunities. The Employee agrees that during his employment hereunder he will not take any action which might divert from the Company or any subsidiary or affiliate of the Company any opportunity which would be within the scope of any of the present or future businesses thereof.

         9. Nondisclosure of Confidential Information; Noncompetition.

               9.1. The Employee shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company or any of its affiliates, except when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Employee to divulge, disclose or make accessible such information. For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development, proprietary product data, customer lists, technology (whether or not patented or copyrighted), marketing plans and other non-public, proprietary and confidential information of the Company and its affiliates and customers that, in any case, is not otherwise available to the public.

               9.2. Given the Employee's role in the Company, during the period of the Employee's employment, whether pursuant to this Agreement or otherwise, the Employee agrees that, without the prior written consent of the Company, he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in, or have any financial interest in any business in the United States which is in competition with the business of the Company or any of its subsidiaries or affiliates; provided that the foregoing shall not prevent the Employee from being a stockholder of less than five percent (5%) of the issued and outstanding securities of any class of a corporation




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listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.

               9.3. The Employee and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to modify such provision or provisions of this covenant to the extent the court determines such restraint is not reasonable and to enforce the covenant as so amended.

               9.4. The Employee and the Company agree that any breach of the covenants contained in this Section 8 would irreparably injure the Employee or the Company. Accordingly, the Employee and the Company mutually agree that either party may, in addition to pursuing any other remedies it may have in law or in equity, obtain an injunction against the other from any court having jurisdiction over the matter restraining any violation of Section 6 this Agreement by either party.

               9.5 As a condition of employment, Employee will execute the Company's standard Proprietary Information and Invention Agreement, a copy of which is attached.

         10. Indemnification. The Company agrees to indemnify Employee as per the terms set forth in an Indemnification Agreement attached hereto as Exhibit "D".

         11. Miscellaneous.

               11.1. Legal Advice and Construction of Agreement. Both the Company and Employee have received (or have voluntarily and knowingly elected not to receive) independent legal advice with respect to the advisability or entering into this Agreement with respect to all matters covered by this Agreement and neither has been entitled to rely upon or has in fact relied upon the legal or other advice of the other party or such other party's counsel (or employees) in entering into this Agreement.

               11.2. Parties' Understanding. Company and Employee state that each has carefully read this Agreement, that is has been fully explained to it/him by its/his attorney (or that it/he has voluntarily and knowingly elected not to receive such explanation), that it/he fully understands its final and binding effect, that the only promises made to it/him to sign the Agreement are those stated herein, and the Exhibits attached hereto, and that it/he is signing the agreement voluntarily.

               11.3. Recitals and Section Headings. Each term of this Agreement is contractual and not merely a recital. All recitals are incorporated by reference into this Agreement. Captions and sections headings are used herein for convenience only, are not part of this Agreement, and shall not be used in interpreting or construing it.

               11.4. Entire Agreement. This Agreement and Exhibits thereto constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to waive or supercede any provision in any other plan or agreement, the terms of which are more beneficial or favorable to the Employee than those set forth herein.

               11.5. Force Majeure. Neither the Company nor the Employee shall be deemed in default if its/his performance of obligations hereunder is delayed or become impossible or impracticable by reason of any act of God, war, fire, earthquake, strike, civil commotion, epidemic, or any other cause beyond such party's reasonable control.



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               11.6. Successors. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned by Employee, nor may any of Employee's duties hereunder be delegated, without the prior written consent of Company, which consent may be given or withheld by Company in its sole discretion. The rights of Company under this Agreement may not be assigned without the consent of Employee, which consent may be given or withheld by Employee in his sole discretion.

               11.7. Survival. The covenants, agreements, representations and warranties contained or made pursuant to this Agreement and Exhibits hereto shall survive the expiration of this Agreement.

               11.8. Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

               11.9. Notices. All notices, consents, requests, demands, instructions, approval, acceptances and other communications of any kind whatsoever which may or must be given under this Agreement shall be in writing and shall be deemed duly given or made upon certified or registered mail, return receipt requested, postage prepaid, or reputable overnight delivery service, to the parties at the addresses set forth below (or at such other addresses as shall be specified by like notice): to Company, attention General Counsel and Secretary, at 2800 28th Street, Suite 100, Santa Monica California 90405; and to Employee at _________________________________. Any party may change said party's address for purposes of giving notices under this Section by giving to the other party a written notice of such change in the manner provided in this Section.

               11.10. Arbitration. Any disputes or claims arising out of or concerning this Agreement or under any applicable statutes, including those relating to the Employee's employment or termination thereof, shall be settled by arbitration in Los Angeles County, California, in accordance with the employment rules of the American Arbitration Association then in effect, except as modified by this Agreement. The arbitrator will have authority in his or her discretion to grant injunctive relief, award specific performance and impose sanctions upon any party to any such arbitration. The arbitrator's decision shall be final and binding on both parties. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. In recognition of the fact that resolution of any disputes or claims in the courts is rarely timely or cost effective for either party, the Company and the Employee enter this mutual agreement to arbitrate in order to gain the benefits of a speedy, impartial and cost-effective dispute resolution procedure.

                    (a) The prevailing party may recover from the other party costs for fees and expenses of the arbitrator and attorney fees and costs incurred in such amount as the arbitrator or the court in such judicial action, as the case may be, may determine to be reasonable and appropriate under the circumstances.

                    (b) Any decision of an arbitrator under this provision shall be in writing, signed by the arbitrator, and shall contain a statement regarding the reasons for the disposition of any claim.

                    (c) In a contractual claim under this Agreement, the arbitrator shall have no authority to add, delete or modify any term of this Agreement.

               11.11. Severability. All sections, clauses thereof and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

               11.12. Applicable Law. This Agreement (exclusive of Exhibit "D") is made with reference to the laws of this State of California, and shall be governed by and construed in accordance therewith.

               11.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.



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               11.14. No Admission. Neither the entry into this Agreement nor the giving of consideration hereunder shall constitute an admission of any wrongdoing by Company or the Employee.

               11.15. Effectiveness. This Agreement shall become effective upon execution by the later of the parties hereto to execute this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

OSICOM TECHNOLOGIES, INC.

By:  /s/ Xin Cheng                          /s/ John A. Mason
     --------------------------                 -------------------------
         Xin Cheng                              Employee




                                EXHIBIT A

                          CONSULTING AGREEMENT

         This Agreement ("Agreement"), which is Exhibit "A" to that Employment Agreement entered into as of May 22, 2000, which is incorporated herein by reference, is made as of _______________, 200__, by and between Osicom Technologies, Inc., a New Jersey corporation (hereinafter the "Company"), and John A. Mason (hereinafter "Mason").

                                    RECITALS

         A. The Company is a Santa Monica-based business which designs, manufactures, and markets integrated networking and bandwidth aggregation products for enhancing the performance of data and telecommunications networks (the "Business").

         B. Mason has served as the Company's Director of Strategic Planning.

         C. Mason intends to resign Director of Strategic Planning to pursue other business interests or the Company has terminated his employment agreement.

         D. The Company recognizes Mason's extensive knowledge and unique understanding of the operation of the Business and desires to retain his services as a Consultant.

         F. In accordance with this Agreement, the Company and Mason enter into this Agreement to formalize the continuing relationship between Mason and the Company, upon the terms and subject to the conditions set forth herein.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Mason agree as follows:

         1. Termination. Mason has resigned, or the Company has terminated his full time employment agreement, as Director of Strategic Planning of the Company, effective as per the notices required pursuant to the Employment Agreement to which this agreement is Exhibit "A".


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         2. Consulting Services.

            a. Upon the effective date of his termination as set forth in paragraph 1 above, Mason's status will be changed to that of Consultant. The term of the consultancy will continue until and including two (2) years from the date this agreement is entered into ("Term"). During the Term, Mason will provide nonexclusive consulting services as reasonably requested by the Board or its designee, at the Company's option. Consulting services shall be provided at reasonable and mutually convenient times and locations or through written communications.

            b. Mason will provide such assistance and consultation as may be reasonably requested by the Board or its designee on matters including, but not limited to, strategic relations; business plans and currently pending transactions; and currently pending or future litigation or threatened litigation.

            c. Mason's fee for his agreement to render the above services will be One Hundred Thirty Thousand Nine Hundred Dollars ($130,900.00) per annum to be paid on monthly installments, one month in advance. The initial payment shall be paid no later than ten (10) days following the effective date of this Agreement. However, in the event Mason's is receiving salary continuation payments under the Employment Agreement to which this Agreement is Exhibit A, Mason will not be entitled to any fees under this Consulting Agreement during the period for which salary continuation is being received by Mason. In addition, the Company will pay or reimburse Mason for reasonable expenses incurred by Mason in rendering his consulting services, including reasonable travel and lodging expenses, in fulfillment of his consulting services. The Company will continue to provide Mason with an active e-mail address, and with services of an assistant for the performance of his consulting services, all at the Company's expense. For income tax purposes, Mason will be treated as an independent contractor effective with the first payment hereunder.

            d. If there is a material breach of a term of this Agreement by Company, which is not cured by Company within 60 days of written notice from Mason of the breach, then all payments payable under this Agreement are immediately due and payable and Mason will have no obligations under this Agreement. If Mason dies or becomes Permanently Disabled before expiration of Term, all payments payable under this Agreement are immediately due and payable to Mason (or his legal representative as the case may be) and Mason (nor any related persons or entities) will not have any obligations under this Agreement. For purposes of this Agreement, Permanent Disability shall be defined as any physical or mental illness or incapacity which renders Mason incapable of fully performing the consulting services provided for herein for a period aggregating 120 days in any twelve month period ending before expiration of Term. Upon request, Company will be provided with medical verification of Permanent Disability.

        3.  Fringe Benefits.

            a. Until and including last day of Term, Mason will be covered at Company's expense under plans of the Company relating to health, medical and life insurance, if permitted by law and the existing terms of such plans. In the event the terms of such plans do not provide for continuation of coverage through and including last day of the Term, Company will provide, entirely at its expense, Mason (and for purposes of health care coverage, Mason's family members who are "qualified beneficiaries", as such is defined in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA")), with coverage comparable to the coverage provided to Mason as of the Effective Date of his resignation.

            b. The Company will cooperate and effectuate all actions for the benefit of Mason or any related person or entity as were contemplated in any and all previous actions approved by the Board.

         4. Communications about Mason. Company agrees that all communications, whether written or oral, made by the Company or on its behalf to any person or entity (including, without limitation, any Company employee, customer, vendor, supplier, competitor, investor, or member of the media) regarding Mason or any person or entity related to him ("Communications") will: (a) be truthful; and
(b) not directly or indirectly, criticize, disparage, or in any manner undermine the reputation or business practices of Mason or any person or entity related to his. In addition, Company will give Mason reasonable notice and Mason will have the option to review and approve such communication before it is released in a reasonable amount of time. Notwithstanding the foregoing, the Company will make such truthful Communications as are lawfully compelled and made under oath in connection with a court or governmental administrative proceeding and regulatory filings.

         5. Mutual Release. For and in consideration of the foregoing, Company and Mason hereby irrevocably and unconditionally release and forever discharge each other, and each of their respective current and former partners, officers, directors, shareholders, agents, employees, attorneys, representatives, beneficiaries, family members, subsidiaries, affiliates, insurers, predecessors and successors in interest, assigns, executors, administrators and heirs, all persons acting by, through, under or in concert with them, or any of them (collectively "Affiliates"), from any and all manner of past, present or future actions or causes of action, liens, claims, damages, obligations, liabilities, debts, accounts, judgments, demands, costs and expenses (including attorneys' fees and costs) of every nature, kind, and description whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in any way related to any matters through the effective date of this Agreement (the "Released Claims").

         Notwithstanding the foregoing, this Agreement and release shall not effect a release of any claims or the rights and obligations of the Parties under this Agreement, the full time consulting agreement or Exhibits thereto. Nothing contained in this Section 5, shall affect any rights, claims or causes of action which Mason may have (1) with respect to his outstanding stock options, warrants or other stock subscription rights to purchase the Stock of the Company or any of its subsidiaries or related entities or other securities under the terms and conditions thereof; and (2) to indemnification by the Company.

         6. Unknown Claims. Company and Mason acknowledge that they have investigated to their complete satisfaction all facts and potential claims which relate to or arise out of the Released Claims, and that there is a risk that after the execution of this Agreement, they will discover, incur or suffer claims which were unknown or unanticipated at the time this Agreement is executed, and which if known on the date of execution and delivery hereof may have materially affected their decision to execute this Agreement. Company and Mason acknowledge and agree that by reason of the mutual releases contained above, they are assuming the risk of such unknown claims and agree that this Agreement applies thereto. In connection therewith, Company and Mason expressly waive and relinquish the benefits of Section 1542 of the California Civil Code, which Section reads as follows:

            "A General Release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by his must have materially affected his settlement with the debtor."

         7. Indemnification. The Company agrees to indemnify Mason per the terms set forth in an Indemnification Agreement attached hereto as Exhibit "D".

         8. Miscellaneous.

               8.1. Legal Advice and Construction of Agreement. Both Company and Mason have received (or have voluntarily and knowingly elected not to receive) independent legal advice with respect to the advisability or entering into this Agreement and with respect to all matters covered by this Agreement and neither has been entitled to rely upon or has in fact relied upon the legal or other advice of the other party or such other party's counsel (or employees) in entering into this Agreement.

               8.2. Parties' Understanding. Company and Mason state that each has carefully read this Agreement, that it has been fully explained to it/his by its/his attorney (or that it/he has voluntarily and knowingly elected not to receive such explanation), that it/he fully understands its final and binding effect, that the only promises made to it/his to sign the Agreement are those stated herein, and the Exhibits attached hereto, and that it/he is signing this Agreement voluntarily.

               8.3. Recitals and Section Headings. Each term of this Agreement is contractual and not merely a recital. All recitals are incorporated by reference into this Agreement. Captions and section headings are used herein for convenience only, are not part of this Agreement, and shall not be used in interpreting or construing it.

               8.4. Entire Agreement. This Agreement, the agreement to which this Agreement is attached to as Exhibit "A" and the Exhibits thereto constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to waive or supersede any provision in any other plan or agreement, the terms of which are more beneficial or favorable to Mason than those set forth herein.

               8.5. Force Majeure. Neither the Company nor Mason shall be deemed in default if its/his performance of obligations hereunder is delayed or become impossible or impracticable by reason of any act of God, war, fire, earthquake, strike, civil commotion, epidemic, or any other cause beyond such party's reasonable control.

               8.6. Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned by Mason, nor may any of Mason's duties hereunder be delegated, without the prior written consent of Company, which consent may be given or withheld by Company in its sole discretion. The rights of Company under this Agreement may not be assigned without the consent of Mason, which consent may be given or withheld by Mason in his sole discretion.

               8.7. Excise Tax. If Mason becomes liable for any excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, by reason of any provision of this Agreement, the Company shall make an additional "gross up" payment to Mason, in an amount such that Mason will be left in the same economic position after imposition of such excise tax (and any income tax imposed on the gross-up payment) as he would have been had such excise tax not been imposed.

               8.8. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to Sections 4, 5, 6, 7, and 8.7 shall survive the expiration of this Agreement.

               8.9. Third Party Beneficiaries. Except as expressly provided herein with respect to successors and assigns of the parties, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party to this Agreement.

               8.10. Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

               8.11. Notices. All notices, consents, requests, demands, instructions, approval, acceptances and other communications of any kind whatsoever which may or must be given under this Agreement shall be in writing and shall be deemed duly given or made upon certified or registered mail, return receipt requested, postage prepaid, or reputable overnight delivery service, to the parties at the addresses set forth below (or at such other addresses as shall be specified by like notice): to Company, attention General Counsel and Secretary, at 2800 28th Street, Suite 100, Santa Monica California 90405; and to Mason _______________________________________. Any party may change said party's address for purposes of giving notices under this Section by giving to the other party a written notice of such change in the manner provided in this Section.

               8.12. Severability. All sections, clauses thereof and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

               8.13. Applicable Law. This Agreement (exclusive of Exhibit "D") is made with reference to the laws of this State of California, and shall be governed by and construed in accordance therewith. Any legal action, suit or proceeding brought by either party to enforce or interpret any term or provision of this Agreement shall be brought in the appropriate state or federal court located in Los Angeles, California. The prevailing party in any such legal action, suit or proceeding shall be entitled to have and recover from the losing party such prevailing party's attorneys' fees and costs incurred in connection therewith, including, but not limited to expert witness fees and costs and expenses of appeals.

               8.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

               8.15. No Admission. Neither the entry into this Agreement nor the giving of consideration hereunder shall constitute an admission of any wrongdoing by Company or Mason.

               8.16. Effectiveness. This Agreement shall become effective upon execution by the later of the parties hereto to execute this Agreement.


OSICOM TECHNOLOGIES, INC.                  CONSULTANT

By:                                        By:
   ----------------------------------          --------------------------------
                                                      John A. Mason
Printed Name:                              Date:
              -----------------------           -------------------------------

Title:
      -------------------------------

Date:
     --------------------------------

                                    EXHIBIT B

                                  JOHN A. MASON
                                  Stock Options

                                         Final                                        Unexercised
           ID         Plan     Grant    Vesting  Expiration    Strike      Options      Options      Vested
         Number                 Date     Date       Date        Price      Granted      Granted      Balance

Osicom Technologies, Inc.:

           283        1988    12/16/96  12/16/96   12/16/06      $24.0000        1,667        1,667       1,667
           885        1997     1/14/98   1/14/00    1/14/08      $12.5625        3,334        3,334       3,334
          1185        1997      8/3/98    8/3/00     8/3/08       $4.7812        5,000        2,500       2,500
          1242        1997     11/2/98    2/1/03    11/2/08       $7.0312       15,000       15,000       7,500
          1565      Non-Plan    5/3/99    5/3/01     5/3/09      $11.0000       15,000       15,000       7,500
          1613        1997     11/1/99   11/1/01    11/1/09      $8.84375       25,000       25,000          --
          1681        1997     4/17/00    2/1/02     2/1/10      $21.8000       37,500       37,500          --
                                                                          --------------------------------------
                                                                              102,501      100,001      22,501
                                                                          --------------------------------------



NETsilicon, Inc.:
           n/a     Osi Stock  9/14/99   9/14/99    9/14/09      $   7.00        3,158        3,158       3,158

Entrada Networks, Inc.:
           n/a        ESAN    8/31/00   8/31/00    8/31/10      $   3.19       50,000       50,000      50,000     see note



          Note: Option granted under the Entrada Networks, Inc. Stock Option Plan is subject to approval of the grant by the Board of Directors of Entrada Networks, Inc.

                                   EXHIBIT C-1

                           STOCK REPURCHASE AGREEMENT

         THIS STOCK REPURCHASE AGREEMENT is made between John A. Mason (the "Purchaser") and OSICOM TECHNOLOGIES, INC., a New Jersey Corporation (the "Company") as of May 22, 2000.

         Unless otherwise defined herein, the terms defined in the Company's Amended and Restated 1997 Incentive and Non-Qualified Stock Option Plan (the "Plan") shall have the same meanings in this Agreement.

                                    RECITALS

         A. Pursuant to the Plan, the Purchaser was granted options, known as ID's 1651 and 1679 (the "Options"), to purchase up to 100,000 shares of Company Common Stock subject to certain terms.

         B. Purchaser was previously granted other options to purchase the Company's Common Stock.

         C. Purchaser and the Company have entered into an Employment Agreement, dated as of May 22, 2000 to which this agreement is attached as Exhibit "C-1", which modifies the terms of all options held by Purchaser, to eliminate all vesting and repurchase provisions except as set forth in this Stock Repurchase Agreement, and permits, but does not require, the immediate exercise of the Option.

         Now therefore, in consideration of the foregoing and the mutual covenants and conditions set forth herein, the Company and Purchaser agree as follows:

         1. Repurchase Option.

               (a) Subject to a breach caused by Purchaser in the Employment Agreement dated as of May 22, 2000 (the Stock Repurchase Agreement is Exhibit "C-1" to the Agreement ) that remains uncured after notice, and before the expiration of the Term of the Employment Agreement, the Company shall have the right and option (the "Repurchase Option") to cancel the Options, or to repurchase Shares to which the Options shall have been exercised at the price paid by the Purchaser, at the rate of 1,563 for every 30 days of the breach after due written notice and expiration of cure period the breach remains uncured. The Company's rights of repurchase and cancellation shall expire in accordance with the following schedule:


            Date of Termination                         Repurchase Option Up To
            -------------------                         ------------------------
            Before February 1, 2001                     37,500 Options or Shares

            February 1, 2001 to January 31, 2002        18,750 Options or Shares

            After January 31, 2002                      None

         Repurchase of Options or Shares will be limited to a maximum of 1,563 for each 30 days subject to continuing breach as provided for in the Agreement during the time period May 22, 2000 to May 22, 2002.

               If the Company elects to exercise its repurchase and cancellation rights at a time when the Option and/or Shares have partially vested, Purchaser shall have the right to determine whether and to what extent outstanding Options shall be canceled or unvested shares, in order to meet the vesting provisions set forth above.

               (b) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within 30 days following the said breach as identified in the Agreement, the Repurchase Option shall terminate. The Repurchase Option will not be available to the Company if all loans and obligations under the Agreement due to exercise of Options by Purchaser have been paid or forgiven or have been satisfied due to expiration of term or other events and the Repurchase Option will be the only remedy available to the Company.

               (c) The Company may exercise its Repurchase Option by delivering personally or by registered mail to Purchaser, within 30 days of breach in the Agreement, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than 30 days from the mailing of such notice. The closing shall take place at the Company's office. At the closing, if any Shares are to be repurchased under the Repurchase Option, the holder of the certificates for the Shares being transferred shall deliver stock certificate or certificates and the Company shall deliver the purchase price either in the form of good funds or if Purchaser was provided loans by the Company then the Company will reduce the amount owed it including principle and all accrued interest thereon and will adjust the promissory note of Purchaser accordingly. In the event the payment is larger than the promissory note outstanding then the remainder will be paid by the Company in good funds.

               (d) This Stock Repurchase Agreement shall be void and unenforceable in the event the Company terminates the Purchaser's employment Without Cause or if the Purchaser resigns his employment for "Good Reason" as defined in paragraph 2.2 of the Purchaser's Employment Agreement dated May 22, 2000.

         2. Transferability of the Shares; Escrow.

               (a) Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

               (b) To insure the availability for delivery of Purchaser's Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints W. Raymond Felton, Esq., now of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP, or any other mutually acceptable person designated by the Company as escrow agent, as his attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option. When any exercise of the Option occurs, Purchaser shall deliver and deposit with
W. Raymond Felton, Esq., or such other mutually acceptable person designated by the Company, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit "C-2". The Unvested Shares and stock assignment shall be held by the agent in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit "C-3" hereto, until the Company exercises its Repurchase Option, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. Upon vesting of the Unvested Shares, the escrow agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

               (c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

               (d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

         3. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights, rights to receive dividends or other rights or duties of Purchaser, except as specifically provided herein.

         4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal and state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT DATED MAY 22, 2000 BETWEEN THE COMPANY AND THE PURCHASER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         5. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company pursuant to Section 12 of the Plan or applicable provision of any successor Plan after the date of this Agreement.

         6. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at their respective principal executive offices.

         7. Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

         8. Section 83(b) Election. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of an Option for Unvested Shares, an election (the "Election") may be filed by the Purchaser with the Internal Revenue Service, within 30 days of the purchase of the exercised Shares, electing pursuant to Section 83(b) of the Internal Revenue Code and Regulations thereunder to be taxed currently on any difference between the purchase price of the exercised Shares and their Fair Market Value on the date of purchase. In the case of a Nonstatutory Stock Option, this will result in a recognition of taxable income to the Purchaser on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the Option is exercised over the purchase price for the exercised Shares. Absent such an Election, taxable income will be measured and recognized by Purchaser at the time or times on which the Company's Repurchase Option lapses. In the case of an Incentive Stock Option, such an Election will result in a recognition of income to the Purchaser for alternative minimum tax purposes on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the option is exercised, over the purchase price for the exercised Shares. Absent such an Election, alternative minimum taxable income will be measured and recognized by Purchaser at the time or times on which the Company's Repurchase Option lapses. Purchaser is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit C-4 for reference.

         PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER'S BEHALF.

         The Company agrees that should Purchaser elect to file the election under Section 83(b) of the Internal Revenue Code that the Company will timely file at the proper Internal Revenue Service Center all corresponding filings provided by Section 83(b) of the Internal Revenue Code and Regulations thereunder in order to make the Purchaser's election effective. In the event the Company fails to do so, the Company will reimburse Purchaser the additional income taxes, including any additional tax on the reimbursement, incurred by the Purchaser as a result of the Company's failure to comply with the requirements of Section 83(b) of the Code and Regulations thereunder.

         9. Representations. Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that she (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement except for taxes resulting by a failure of the Company to timely file corresponding 83(b) election filings.

         10. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of California.

         Purchaser represents that he has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

         IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

                               OSICOM TECHNOLOGIES, INC.

                               By:  /s/ Xin Cheng
                                    ---------------------------------------
                               Name:       Xin Cheng
                               Title:      President


                               PURCHASER


                               Signature:   /s/ John A. Mason
                                           --------------------------------
                                               John A. Mason

                               Address:  __________________________________

                                         __________________________________



                                   EXHIBIT C-2

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED I, __________________, hereby sell, assign and transfer unto OSICOM Technologies, Inc. __________ shares of the Common Stock of Osicom Technologies, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ___________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

         This Stock Assignment may be used only in accordance with the Stock Purchase Agreement between Osicom Technologies, Inc. and the undersigned dated _________, 2000.

         Dated: _______________, _____             Signature: /s/ John A. Mason
                                                              -----------------
                                                              John A. Mason

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                   EXHIBIT C-3

                            JOINT ESCROW INSTRUCTIONS

                                                         __________, ____ [Date]

_________________________
_________________________
_________________________
_________________________

Dear ___________________:

         As Escrow Agent for both Osicom Technologies, Inc. (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

         1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the stock assignments, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's repurchase option.

         3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

         4. You will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's repurchase option within 10 days of the expiration of the Company's rights. Within 5 days after cessation of Purchaser's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's repurchase option.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and the Company may pay such counsel reasonable compensation therefor.

         12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a mutually acceptable successor Escrow Agent.

         13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

         16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

         18. These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of California.

         IN WITNESS WHEREOF, these Joint Escrow Instructions have been duly executed as of the date first set forth above.

OSICOM TECHNOLOGIES, INC.                    ESCROW AGENT:

By:  /s/ Xin Cheng                           By:________________________________
     -------------------------------
Printed Name:  Xin Cheng                     Printed Name:______________________
Title:  President                            Address:___________________________
                                             ___________________________________
                                             ___________________________________
PURCHASER:                                   ___________________________________

Signature:  /s/ John A. Mason
            -------------------------
Printed Name:  John A. Mason

                                    EXHIBIT D

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement, dated as of May 22, 2000, is made by and between Osicom Technologies Inc., a New Jersey corporation (the "Corporation"), John A. Mason (the "Indemnitee").

                                    RECITALS

         A. Indemnitee has served as the Company's Director of Strategic Planning. The Corporation wishes Indemnitee to continue to act as an Employee or Consultant to the Corporation Board of Directors or its designee;

         B. The Corporation and Indemnitee recognize that the present state of the law is too uncertain to provide the Corporation and its directors, officers, and consultants, with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Corporation;

         C. The Restated Certificate of Incorporation (the "Certificate") of the Corporation provides that the Corporation shall indemnify, to the fullest extent permitted by law, certain persons, including directors, officers, employees or agents of the Corporation, against specified expenses and losses arising out of certain threatened, pending or completed actions, suits or proceedings;

         D. Section 14A:3-5(8) of the New Jersey Statutes (the "NJCL") expressly recognizes that the indemnification provided by the other subsections of Section 14A:3-5 of the NJCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office;

         E. Indemnitee has indicated that he may not be willing to serve as an employee or consultant in the absence of an indemnification agreement from the Corporation;

         F. The Board of Directors of the Corporation has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers, employees and consultants of the Corporation, it is necessary for the Corporation to contractually indemnify them, and to assume for itself liability for expenses and damages in connection with claims against them in connection with their service to the Corporation, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Corporation and its stockholders.

                                    AGREEMENT

         NOW, THEREFORE, the Corporation and the Indemnitee agree as follows:

         1. Definitions.

            (a) "Expenses" means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of Indemnitee's counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding unless such matters may be indemnified under applicable provisions of the NJCL.

            (b) "Proceeding" means, for the purposes of this Agreement, any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including actions, suits or proceedings brought by or in the right of the Corporation or an Affiliate) in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, consultant or agent of the Corporation, or any of its Affiliates, by reason of any action taken by him or of any inaction on his part while acting as such director, officer, employee agent, or consultant, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee, agent or consultant of another foreign or domestic corporation, partnership, joint venture, LLC, trust or other enterprise, or was a director or officer of the foreign or domestic corporation which was a predecessor corporation to the Corporation or of another enterprise at the request of such predecessor corporation, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

            (c) "Affiliate" of the Corporation means any corporation, partnership, trust, LLC or other enterprise, foreign or domestic, in which the Corporation had a significant equity investment (whether through ownership of shares, warrants, convertible securities, or contract rights) or a business relationship, including but not limited to, customer, supplier, joint venture or partnership participant, or both an equity investment and a business relationship. An equity investment by the Corporation in another enterprise shall be deemed significant if it at any time amounted to more than five percent (5%) of such enterprise's total equity, on a fully diluted basis.

            (d) "Affiliate" of the Indemnitee means his spouse, descendants, ancestors, and siblings, and their respective spouses, a trust or other arrangement established for the primary benefit of one or more of Indemnitee's family members, and a corporation, partnership, LLC, or other enterprise in which Indemnitee or his Affiliates hold a majority of the equity interests.

         2. Indemnification.

            (a) Third Party Proceedings. To the fullest extent permitted by law, the Corporation shall indemnify Indemnitee and his Affiliates against Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement (if the settlement is approved in advance by the Corporation)) actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Corporation) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful. Notwithstanding the foregoing, no indemnification shall be made in any criminal proceeding where Indemnitee has been adjudged guilty unless a disinterested majority of the directors determines that Indemnitee did not receive, participate in or share in any pecuniary benefit to the detriment of the Corporation, had no reasonable cause to believe that his conduct was unlawful, and, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses or liabilities.

            (b) Proceedings by or in the Right of the Corporation. To the fullest extent permitted by law, the Corporation shall indemnify Indemnitee and his Affiliates against Expenses actually and reasonably incurred by Indemnitee or any Affiliate in connection with the defense or settlement of a Proceeding by or in the right of the Corporation to procure a judgment in its favor if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation in the performance of Indemnitee's duty to the Corporation unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses and then only to the extent that the court shall determine.

            (c) Scope. Notwithstanding any other provision of this Agreement other than Sections 3 and 13, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Certificate, the Bylaws of the Corporation, or statute.

            (d) If and to the extent any Affiliate of Indemnitee acted as a director, officer, employee, agent or consultant to the Corporation, or any of its affiliates, then all provisions of this Agreement shall apply to such action, and such Affiliate shall be treated as an Indemnitee hereunder and shall be entitled to all benefits and to exercise all rights provided to Indemnitee under this Agreement.

         3. Limitations on Indemnification. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

            (a) Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under
Section 14A:3-5 of the NJCL; or

            (b) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 14A:3-5 of the NJCL, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if a majority of the disinterested directors has approved the initiation or bringing of such suit; or

            (c) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

            (d) Insured Claims. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Corporation or any other policy of insurance maintained by the Corporation or Indemnitee; or

            (e) Claims Under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

            (f) Claims Indemnified by Other Enterprises. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by another foreign or domestic corporation, partnership, joint venture, LLC, trust or other enterprise, or was a director or officer of the foreign or domestic corporation which was a predecessor corporation to the Corporation; it being the parties intent that the indemnification rights under this Agreement shall be secondary to the indemnification provided by such other enterprise with respect to claims based on Indemnitee's relationship to such other enterprise.

         4. Determination of Right to Indemnification. Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to
Section 2 of this Agreement, the Corporation shall determine by any of the methods set forth in Section 14A:3-5 of the NJCL whether Indemnitee has met the applicable standards of conduct that make it permissible under applicable law to indemnify Indemnitee. The Corporation's Board will use its best efforts to designate W. Raymond Felton, Esq., now of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP as independent legal counsel to assist the Board in making this determination. If a claim under Section 2 of this Agreement is not paid in full by the Corporation within ninety days after such written claim has been received by the Corporation, Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, Indemnitee shall be entitled to be paid also all expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to make a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct under applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct. The court in which such action is brought shall determine whether Indemnitee or the Corporation shall have the burden of proof concerning whether Indemnitee has or has not met the applicable standard of conduct. With respect to all litigation now pending, known or unknown, the Corporation acknowledges that Indemnitee and his Affiliates have met the applicable standard of conduct.

         5. Advancement and Repayment of Expenses. The Expenses incurred by Indemnitee in defending and investigating any Proceeding shall be paid by the Corporation prior to the final disposition of such Proceeding within thirty days after receiving from Indemnitee copies of invoices presented to Indemnitee for such Expenses and an undertaking by or on behalf of Indemnitee to the Corporation to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor. Notwithstanding the foregoing, in a proceeding brought by the Corporation directly, in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Corporation shall not be required to make the advances called for hereby if a majority of the disinterested directors determine that it does not appear that Indemnitee has met the standards of conduct that made it permissible under applicable law to indemnify Indemnitee and that the advancement of Expenses would not be in the best interests of the Corporation and its stockholders.

         6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Corporation of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Corporation shall nevertheless indemnify or pay advancements to Indemnitee for the portion of such Expenses or liabilities to which Indemnitee is entitled.

         7. Notice to Corporation by Indemnitee. Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof; provided that any delay in so notifying the Corporation shall not constitute a waiver by Indemnitee of him rights hereunder. The written notification to the Corporation shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court, if any, in which the Proceeding is pending. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         8. Defense of Claim. Indemnitee shall have the right to select separate counsel to represent him in any Proceeding against him, subject to the approval of the Corporation, which shall not be unreasonably withheld. An objection to Indemnitee's selected counsel based on hourly rates shall not be considered reasonable unless the Corporation is able to demonstrate that the billing rates or fees quoted by such counsel (whether on an hourly basis, a flat fee, or a combination) are at least 25% higher than the reasonable and customary rates or fees charged by national law firms for defending similar actions. All the fees and expenses billed by the counsel for the Indemnitee shall be paid by the Corporation.

         9. Attorneys' Fees. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to other amounts to which the prevailing party may be entitled, actual attorneys' fees, expert fees and court costs as may be awarded by the court.

         10. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall continue during any period that (i) Indemnitee is a director, officer, employee, consultant and/or agent of the Corporation or of its any Affiliates and through the entire term (not earlier than May 22, 2003) of the Agreements relating to employment and consulting services and other matters entered into between the parties on the date hereof, or (ii) Indemnitee is serving at the request of the Corporation as a director, officer, fiduciary, employee, agent or consultant, of any other corporation, partnership, joint venture, LLC, trust or other enterprise, and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee served in any capacity referred to herein, including but not limited to all Proceedings that are currently pending before any court or agency.

         11. Successors and Assigns. This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto. Without limiting the generality of the foregoing, the Corporation shall ensure that the terms of this Agreement are assumed by any corporation or other enterprise that may become a successor entity to it in a merger, consolidation, sale of substantially all its assets, or change in control, and shall not agree to any acquisition of the Corporation in which such Assumption is not expressly agreed to by the acquiring entity.

         12. Non-exclusivity.

            (a) The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that Indemnitee may have under any provision of law, the Certificate or the Bylaws of the Corporation, the vote of the Corporation's stockholders or disinterested directors, other agreements or otherwise, both as to action in his official capacity and action in another capacity while occupying his position as a director or officer of the Corporation.

            (b) In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule that expand the right of a New Jersey corporation to indemnify its directors and officers, Indemnitee's rights and the Corporation's obligations under this Agreement shall be expanded to the fullest extent permitted by such changes. In the event of any changes in any applicable law, statute or rule, that narrow the right of a New Jersey corporation to indemnify a director and officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

         13. Supplemental Insurance. In addition to the coverage provided under its present D&O liability insurance policies, the Company will, as soon as feasible following Indemnitee's request therefor, use its best efforts to obtain and maintain in force one or more supplemental D&O liability policies that will provide it and Indemnitee with unlimited tail coverage with respect to claims made against Indemnitee or for which he may be held liable. The Company shall pay all premiums required to obtain and maintain such coverage.

         14. Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee that occurred prior to such date if Indemnitee was a director, officer, employee, consultant or agent of the Corporation or its predecessor, or was serving at the request of the Corporation or its predecessor as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

         15. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 15. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

         16. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New Jersey without regard to its rules pertaining to conflicts of laws. To the extent permitted by applicable law, the parties hereby waive any provisions of law that render any provision of this Agreement unenforceable in any respect.

         17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt, or (ii) if delivered by facsimile transmission to the recipient followed by a copy sent by mail on the same date as the facsimile transmission, on the date of receipt of such facsimile transmission, or (iii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         18. Mutual Acknowledgment. Both the Corporation and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

         19. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original.

         20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                                       OSICOM TECHNOLOGIES INC.,
                                       a New Jersey corporation

                                       By:  /s/ Xin Cheng
                                            -----------------------------
                                       Printed Name:   Xin Cheng
                                       Title:         President

                                       Address:    2800 28th Street, Suite 100
                                                   Santa Monica, CA 90405

INDEMNITEE:

/s/ John A. Mason
----------------------------
John A. Mason